February 24, 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$1,000,000
Callable Contingent Interest Notes Linked to the Lesser
Performing of the KraneShares CSI China Internet ETF and
the Xtrackers Harvest CSI 300 China A-Shares ETF due
September 25, 2025
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing price of one share of each of the KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI
300 China A-Shares ETF, which we refer to as the Funds, is greater than or equal to 80.00% of its Strike Value, which we refer to as an Interest Barrier.
• The notes may be redeemed early, in whole but not in part, at our option on any of the Interest Payment Dates (other than the first and final Interest Payment Dates).
• The earliest date on which the notes may be redeemed early is April 24, 2025.
• Investors should be willing to accept the risk of losing some or all of their principal and the risk that no Contingent Interest
Payment may be made with respect to some or all Review Dates.
• Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Funds. Payments on the notes are linked to the performance of each of the Funds individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on February 24, 2025 (the “Pricing Date”) and are expected to settle on or about February 26, 2025.
The Strike Value of each Fund has been determined by reference to the closing price of one share of that Fund on February 20, 2025 and not by reference to the closing price of one share of that Fund on the Pricing Date.
• CUSIP: 48136BV65
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
—
$1,000
Total
$1,000,000
—
$1,000,000
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) All sales of the notes will be made to certain fee-based advisory accounts for which an affiliated or unaffiliated broker-dealer is an investment adviser. These broker-dealers will forgo any commissions related to these sales. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $992.00 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Funds: The KraneShares CSI China Internet ETF (Bloomberg
ticker: KWEB) and the Xtrackers Harvest CSI 300 China A-
Shares ETF (Bloomberg ticker: ASHR)
Contingent Interest Payments: If the notes have not been
previously redeemed early and the closing price of one share of each Fund on any Review Date is greater than or equal to its
Interest Barrier, you will receive on the applicable Interest
Payment Date for each $1,000 principal amount note a
Contingent Interest Payment equal to $10.6667 (equivalent to a
Contingent Interest Rate of 7.46667% over the term of the
notes, payable at a rate of 1.06667% per month).
If the closing price of one share of either Fund on any Review
Date is less than its Interest Barrier, no Contingent Interest
Payment will be made with respect to that Review Date.
Contingent Interest Rate: 7.46667% over the term of the
notes, payable at a rate of 1.06667% per month
Interest Barrier / Buffer Threshold: With respect to each
Fund, 80.00% of its Strike Value, which is $28.472 for the
KraneShares CSI China Internet ETF and $21.712 for the
Xtrackers Harvest CSI 300 China A-Shares ETF
Buffer Amount: 20.00%
Downside Leverage Factor: 1.25
Strike Date: February 20, 2025
Pricing Date: February 24, 2025
Original Issue Date (Settlement Date): On or about February
26, 2025
Review Dates*: March 20, 2025, April 21, 2025, May 20, 2025,
June 20, 2025, July 21, 2025, August 20, 2025 and September
22, 2025 (final Review Date)
Interest Payment Dates*: March 25, 2025, April 24, 2025, May
23, 2025, June 25, 2025, July 24, 2025, August 25, 2025 and
the Maturity Date
Maturity Date*: September 25, 2025
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings”
and “General Terms of Notes — Postponement of a Payment Date”
in the accompanying product supplement
Early Redemption:
We, at our election, may redeem the notes early, in whole but not in part, on any of the Interest Payment Dates (other than the first and final Interest Payment Dates) at a price, for each
$1,000 principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment, if any, applicable to the
immediately preceding Review Date. If we intend to redeem
your notes early, we will deliver notice to The Depository Trust
Company, or DTC, at least three business days before the
applicable Interest Payment Date on which the notes are
redeemed early.
Payment at Maturity:
If the notes have not been redeemed early and the Final Value of each Fund is greater than or equal to its Buffer Threshold, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to the final Review
Date.
If the notes have not been redeemed early and the Final Value of either Fund is less than its Buffer Threshold, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 × (Lesser Performing Fund Return + Buffer
Amount) × Downside Leverage Factor]
If the notes have not been redeemed early and the Final Value of either Fund is less than its Buffer Threshold, you will lose some or all of your principal amount at maturity.
Lesser Performing Fund: The Fund with the Lesser
Performing Fund Return
Lesser Performing Fund Return: The lower of the Fund
Returns of the Funds
Fund Return:
With respect to each Fund,
(Final Value – Strike Value)
Strike Value
Strike Value: With respect to each Fund, the closing price of one share of that Fund on the Strike Date, which was $35.59 for the KraneShares CSI China Internet ETF and $27.14 for the
Xtrackers Harvest CSI 300 China A-Shares ETF. The Strike
Value of each Fund is not the closing price of one share of
that Fund on the Pricing Date.
Final Value: With respect to each Fund, the closing price of one share of that Fund on the final Review Date
Share Adjustment Factor: With respect to each Fund, the
Share Adjustment Factor is referenced in determining the
closing price of one share of that Fund and is set equal to 1.0 on the Strike Date. The Share Adjustment Factor of each Fund is subject to adjustment upon the occurrence of certain events affecting that Fund. See “The Underlyings — Funds — Anti-
Dilution Adjustments” in the accompanying product supplement for further information.

PS-2 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
Supplemental Terms of the Notes
Any values of the Funds, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payment in Connection with the First Review Date
Payments in Connection with Review Dates (Other than the First and Final Review Dates)
The closing price of one share of each Fund is
greater than or equal to its Interest Barrier.
The closing price of one share of either Fund is less
than its Interest Barrier.
First Review Date
Compare the closing price of one share of each Fund to its Interest Barrier on the first Review Date.
You will receive a Contingent Interest Payment on the
first Interest Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will be made with respect to
the first Review Date.
Proceed to the next Review Date.
You will receive (a) $1,000 plus (b) a
Contingent Interest Payment on the
applicable Interest Payment Date.
No further payments will be made on the
notes.
Compare the closing price of one share of each Fund to its Interest Barrier on each Review Date until the final Review Date or any early redemption.
Review Dates (Other than the First and Final Review Dates)
Early Redemption
The closing price of one share of
each Fund is greater than or
equal to its Interest Barrier.
The closing price of one share of
either Fund is less than its
Interest Barrier.
You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will
be made with respect to the
applicable Review Date.
Proceed to the next Review Date.
No Early Redemption
You will receive $1,000 on the applicable
Interest Payment Date.
No further payments will be made on the
notes.

PS-3 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
Payment at Maturity If the Notes Have Not Been Redeemed Early
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 7.46667% over the term of the notes, depending on how many Contingent Interest
Payments are made prior to early redemption or maturity.
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
7
$74.6667
6
$64.0000
5
$53.3333
4
$42.6667
3
$32.0000
2
$21.3333
1
$10.6667
0
$0.0000
Review Dates Preceding the
Final Review Date
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment
applicable to the final Review Date.
The notes have not been
redeemed early prior to the
final Review Date.
Proceed to maturity
Final Review Date Payment at Maturity
The Final Value of each Fund is greater than or
equal to its Buffer Threshold.
You will receive:
$1,000 + [$1,000 × (Lesser Performing
Fund Return + Buffer Amount) ×
Downside Leverage Factor]
Under these circumstances, you will
lose some or all of your principal
amount at maturity.
The Final Value of either Fund is less than its
Buffer Threshold.

PS-4 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to two hypothetical Funds, assuming a range of performances for the hypothetical Lesser Performing Fund on the Review Dates. Solely for purposes of this section, the Lesser Performing Fund with respect to each Review Date is the lesser performing of the Funds determined based on the closing price of one share of each
Fund on that Review Date compared with its Initial Value.
The hypothetical payments set forth below assume the following:
• the notes have not been redeemed early;
• a Strike Value for each Fund of $100.00;
• an Interest Barrier and a Buffer Threshold for each Fund of $80.00 (equal to 80.00% of its hypothetical Strike Value);
• a Buffer Amount of 20.00%;
• a Downside Leverage Factor of 1.25; and
• a Contingent Interest Rate of 7.46667% over the term of the notes.
The hypothetical Strike Value of each Fund of $100.00 has been chosen for illustrative purposes only and does not represent the actual
Strike Value of either Fund. The actual Strike Value of each Fund is the closing price of one share of that Fund on the Strike Date and is specified under “Key Terms — Strike Value” in this pricing supplement. For historical data regarding the actual closing prices of one share of each Fund, please see the historical information set forth under “The Funds” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes have NOT been redeemed early and the Final Value of the Lesser Performing Fund is greater than or equal to its Buffer Threshold.
Date
Closing Price of One Share of
Lesser Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$95.00
$10.6667
Second Review Date
$85.00
$10.6667
Third through Sixth
Review Dates
Less than Interest Barrier
$0
Final Review Date
$90.00
$1,010.6667
Total Payment
$1,032.00 (3.20% return)
Because the notes have not been redeemed early and the Final Value of the Lesser Performing Fund is greater than or equal to its
Buffer Threshold, the payment at maturity, for each $1,000 principal amount note, will be $1,010.6667 (or $1,000 plus the Contingent
Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,032.00.
Example 2 — Notes have NOT been redeemed early and the Final Value of the Lesser Performing Fund is less than its Buffer
Threshold.
Date
Closing Price of One Share of
Lesser Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$40.00
$0
Second Review Date
$45.00
$0
Third through Sixth
Review Dates
Less than Interest Barrier
$0
Final Review Date
$40.00
$500.00
Total Payment
$500.00 (-50.00% return)
Because the notes have not been redeemed early, the Final Value of the Lesser Performing Fund is less than its Buffer Threshold and the Lesser Performing Fund Return is -60.00%, the payment at maturity will be $500.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00% + 20.00%) × 1.25] = $500.00

PS-5 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been redeemed early and the Final Value of either Fund is less than its Buffer Threshold, you will lose 1.25% of the principal amount of your notes for every 1% that the Final Value of the
Lesser Performing Fund is less than its Strike Value. Accordingly, under these circumstances, you will lose some or all of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been redeemed early, we will make a Contingent Interest Payment with respect to a Review Date only if the closing price of one share of each Fund on that Review Date is greater than or equal to its Interest Barrier. If the closing price of one share of either Fund on that Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date. Accordingly, if the closing price of one share of either Fund on each Review Date is less than its
Interest Barrier, you will not receive any interest payments over the term of the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of either Fund, which may be significant. You will not participate in any appreciation of either Fund.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE PRICE OF ONE SHARE OF EACH FUND —
Payments on the notes are not linked to a basket composed of the Funds and are contingent upon the performance of each individual Fund. Poor performance by either of the Funds over the term of the notes may negatively affect whether you will receive a Contingent Interest Payment on any Interest Payment Date and your payment at maturity and will not be offset or mitigated by positive performance by the other Fund.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LESSER PERFORMING FUND.
• THE OPTIONAL EARLY REDEMPTION FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If we elect to redeem your notes early, the term of the notes may be reduced to as short as approximately two months and you will not receive any Contingent Interest Payments after the applicable Interest Payment Date. There is no guarantee that you would be

PS-6 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where we elect to redeem your notes before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• YOU WILL NOT RECEIVE DIVIDENDS ON EITHER FUND OR THE SECURITIES HELD BY EITHER FUND OR HAVE ANY
RIGHTS WITH RESPECT TO EITHER FUND OR THOSE SECURITIES.
• THE RISK OF THE CLOSING PRICE OF ONE SHARE OF A FUND FALLING BELOW ITS INTEREST BARRIER OR BUFFER
THRESHOLD IS GREATER IF THE PRICE OF ONE SHARE OF THAT FUND IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to buy the notes.
You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).

PS-7 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the
Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the projected hedging profits, if any, estimated hedging costs and the prices of one share of the Funds. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks
Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Funds
• THERE ARE RISKS ASSOCIATED WITH THE FUNDS —
The Funds are subject to management risk, which is the risk that the investment strategies of the applicable Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the shares of the Funds and, consequently, the value of the notes.
• THE PERFORMANCE AND MARKET VALUE OF EACH FUND, PARTICULARLY DURING PERIODS OF MARKET
VOLATILITY, MAY NOT CORRELATE WITH THE PERFORMANCE OF THAT FUND’S UNDERLYING INDEX AS WELL AS
THE NET ASSET VALUE PER SHARE —
Each Fund does not fully replicate its Underlying Index (as defined under “The Funds” below) and may hold securities different from those included in its Underlying Index. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of each Fund and its Underlying Index. In addition, corporate actions with respect to the equity securities underlying a Fund (such as mergers and spin-offs) may impact the variance between the performances of that Fund and its
Underlying Index. Finally, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund.
During periods of market volatility, securities underlying each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.
• RISKS ASSOCIATED WITH THE INTERNET SECTOR WITH RESPECT TO THE KRANESHARES CSI CHINA INTERNET ETF
—
All or substantially all of the equity securities held by the KraneShares CSI China Internet ETF are issued by companies whose primary line of business is directly associated with the internet sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Investments in internet companies may be volatile. Internet companies are subject to intense competition, the risk of product obsolescence, changes in consumer preferences and legal, regulatory and political changes. They are also especially at risk of hacking and other cybersecurity events. In addition, it can be difficult to determine what qualifies as an internet company. These factors could affect the internet sector and could affect the value of the equity securities held by the KraneShares CSI China Internet ETF and the price of one share of the KraneShares CSI China Internet ETF during the term of the notes, which may adversely affect the value of the notes.

PS-8 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
• NON-U.S. SECURITIES RISK —
All of the equity securities held by the Funds have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the
SEC.
• EMERGING MARKETS RISK —
The equity securities held by the Funds have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
In addition, the equity securities held by the Xtrackers Harvest CSI 300 China A-Shares ETF are China A-shares. A-shares are equity securities issued by companies incorporated in mainland China and are denominated and traded in Chinese renminbi on stock exchanges in mainland China, including the Shenzhen, Shanghai and Beijing Stock Exchanges. A-shares are subject to regulation by Chinese authorities, including regulations that limit the amount of shares of equity securities that may be held, or transacted in, by foreign investors. These regulations may adversely affect the price of A-shares. A-shares may be less liquid and subject to greater volatility, including as a result of actions by the Chinese government, than securities traded on international exchanges outside of mainland China.
• THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK —
Because the prices of the non-U.S. equity securities held by each of the Funds are converted into U.S. dollars for purposes of calculating the net asset value of that Fund, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities held by that Fund trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities held by the relevant Fund denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the price of the relevant Fund will be adversely affected and any payment on the notes may be reduced.
• RECENT EXECUTIVE ORDERS MAY ADVERSELY AFFECT THE PERFORMANCE OF THE FUNDS —
Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. If the issuer of any of the equity securities held by either Fund is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of that Fund. In addition, under these circumstances, each of the sponsor of the Underlying Index for the relevant Fund and that Fund are expected to remove the equity securities of that company from that Underlying Index and that Fund, respectively. Any changes to the composition of either
Fund in response to these executive orders could adversely affect the performance of that Fund.
• THE ANTI-DILUTION PROTECTION FOR THE FUNDS IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for each Fund for certain events affecting the shares of that Fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Funds. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

PS-9 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
The Funds
The KraneShares CSI China Internet ETF is an exchange-traded fund of KraneShares Trust, a registered investment company, that seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific foreign equity securities index, which we refer to as the Underlying Index with respect to the KraneShares CSI China Internet
ETF. The Underlying Index with respect to the KraneShares CSI China Internet ETF is currently the CSI Overseas China Internet
Index. The CSI Overseas China Internet Index is a modified free float-adjusted market capitalization index that is designed to measure the overall performance of Hong Kong- and overseas-listed Chinese Internet companies. For additional information about the
KraneShares CSI China Internet ETF, see Annex A in this pricing supplement.
The Xtrackers Harvest CSI 300 China A-Shares ETF is an exchange-traded fund of DBX ETF Trust, a registered investment company, that seeks investment results that correspond generally to the performance, before fees and expenses, of the CSI 300 Index, which we refer to as the Underlying Index with respect to the Xtrackers Harvest CSI 300 China A-Shares ETF. The CSI 300 Index is designed to reflect the price fluctuation and performance of the China A-Share market and is composed of the 300 largest and most liquid stocks in the China A-Share market. For additional information about the Xtrackers Harvest CSI 300 China A-Shares ETF, see Annex B in this pricing supplement.
Historical Information
The following graphs set forth the historical performance of each Fund based on the weekly historical closing prices of one share of each Fund from January 3, 2020 through February 14, 2025. The closing price of one share of the KraneShares CSI China Internet
ETF on February 20, 2025 was $35.59. The closing price of one share of the Xtrackers Harvest CSI 300 China A-Shares ETF on
February 20, 2025 was $27.14. We obtained the closing prices above and below from the Bloomberg Professional® service
(“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Funds, such as stock splits.
The historical closing prices of one share of each Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of either Fund on any Review Date. There can be no assurance that the performance of the Funds will result in the return of any of your principal amount or the payment of any interest.

PS-10 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the

PS-11 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with structuring and hedging the notes are included in the original issue price of the notes. These costs include the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary
Market Prices of the Notes — The Estimated Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in
this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates.
See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value

PS-12 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-
Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Funds” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

PS-13 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
Annex A
The KraneShares CSI China Internet ETF
All information contained in this pricing supplement regarding the KraneShares CSI China Internet ETF (the “KWEB Fund”) has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by KraneShares Trust and Krane Funds Advisors, LLC (“Krane”). The KWEB Fund is an investment portfolio of KraneShares
Trust. Krane is currently the investment adviser to the KWEB Fund. The KWEB Fund is an exchange-traded fund that trades on the
NYSE Arca, Inc. under the ticker symbol “KWEB.”
The KWEB Fund seeks to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a foreign equity securities index, which is currently the CSI Overseas China Internet Index (the “China Internet Index”).
The China Internet Index is a modified free float-adjusted market capitalization-weighted index that is designed to measure the overall performance of Hong Kong- and overseas-listed Chinese Internet companies.
Although the KWEB Fund reserves the right to replicate (or hold all components of) the China Internet Index, the KWEB Fund expects to use representative sampling to track the China Internet Index. “Representative sampling” is a strategy that involves investing in a representative sample of securities that collectively have an investment profile similar to the China Internet Index. The KWEB Fund may or may not hold all of the securities in the China Internet Index when using a representative sampling indexing strategy.
Tracking error refers to the risk that the KWEB Fund’s performance may not match or correlate to that of the China Internet Index, either on a daily or aggregate basis. Tracking error may cause the KWEB Fund’s performance to be less than expected. There are a number of factors that may contribute to the KWEB Fund’s tracking error, such as KWEB Fund expenses, imperfect correlation between the KWEB Fund’s investments and those of the China Internet Index, the use of representative sampling strategy, if applicable, asset valuation differences, tax considerations, the unavailability of securities in the China Internet Index from time to time, holding cash and cash equivalents, and other liquidity constraints. In addition, securities included in the China Internet Index may be suspended from trading. To the extent the KWEB Fund calculates its net asset value based on fair value prices and the value of the
China Internet Index is based on securities’ closing prices on local foreign markets, the KWEB Fund’s ability to track the China Internet
Index may be adversely affected. Mathematical compounding may prevent the KWEB Fund from correlating with the monthly, quarterly, annual or other period performance of the China Internet Index. In addition, the KWEB Fund may not invest in certain securities and other instruments included in the China Internet Index, or invest in them in the exact proportions they represent of the
China Internet Index, including due to legal restrictions or limitations imposed by a foreign government or a lack of liquidity in certain securities. Moreover, the KWEB Fund may be delayed in purchasing or selling securities and other instruments included in the China
Internet Index. Any issues the KWEB Fund encounters with regard to currency convertibility (including the cost of borrowing funds, if any) and repatriation may also increase the KWEB Fund’s tracking error.
KraneShares Trust is a registered investment company that consists of numerous separate investment portfolios, including the KWEB
Fund. Information provided to or filed with the SEC by KraneShares Trust pursuant to the Securities Act of 1933, as amended, and the
Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-180870 and 811-22698 through the SEC’s website at http://www.sec.gov.

PS-14 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
KraneShares CSI China Internet ETF and the Xtrackers Harvest CSI 300
China A-Shares ETF
Annex B
The Xtrackers Harvest CSI 300 China A-Shares ETF
All information contained in this pricing supplement regarding the Xtrackers Harvest CSI 300 China A-Shares ETF (the “ASHR Fund”)
has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, DBX ETF Trust, DBX Advisors LLC (“DBXA”) and Harvest Global Investments Limited (“HGI”). The ASHR Fund
is an investment portfolio of DBX ETF Trust. DBXA is currently the investment adviser to the ASHR Fund and HGI is currently the sub-
adviser to the ASHR Fund. The ASHR Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol
“ASHR.”
The ASHR Fund seeks investment results that correspond generally to the performance, before fees and expenses, of the CSI 300
Index (the “A-Share Index”). The A-Share Index is designed to reflect the price fluctuation and performance of the China A-Share market and is composed of the 300 largest and most liquid stocks in the China A-Share market. A-Shares are equity securities issued by companies incorporated in mainland China and are denominated and traded in renminbi on stock exchanges in mainland China, including the Shenzhen, Shanghai and Beijing Stock Exchanges.
HGI expects to use a “full replication” indexing strategy to seek to track the A-Share Index. As such, HGI expects to invest directly in the component securities of the A-Share Index in substantially the same weightings in which they are represented in the A-Share Index.
If it is not possible for HGI to acquire component securities of the A-Share Index due to limited availability or regulatory restrictions, HGI may use a “representative sampling indexing strategy” to seek to track the A-Share Index instead of a full replication indexing strategy.
“Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the A-Share Index. Under these circumstances, the securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the A-Share Index. The ASHR Fund may or may not hold all of the securities in the A-Share Index when HGI is using a representative sampling indexing strategy.
The performance of the ASHR Fund may diverge from that of the A-Share Index for a number of reasons, including operating expenses, transaction costs, cash flows and operational inefficiencies. The ASHR Fund’s return also may diverge from the return of the
A-Share Index because the ASHR Fund bears the costs and risks associated with buying and selling securities (especially when rebalancing the ASHR Fund’s securities holdings to reflect changes in the A-Share Index) while such costs and risks are not factored into the return of the A-Share Index. Transaction costs, including brokerage costs, will decrease the ASHR Fund’s net asset value
(“NAV”) to the extent not offset by the transaction fee payable by an authorized participant. Market disruptions and regulatory restrictions could have an adverse effect on the ASHR Fund’s ability to adjust its exposure to the required levels in order to track the A-
Share Index. In addition, to the extent that portfolio management uses a representative sampling approach, it may cause the ASHR
Fund to not be as well correlated with the return of the A-Share Index as would be the case if the ASHR Fund purchased all of the securities in the A-Share Index in the proportions represented in the A-Share Index. Errors in the A-Share Index data, the A-Share
Index computations and/or the construction of the A-Share Index in accordance with its methodology may occur from time to time and may not be identified and corrected by the index provider for a period of time or at all, which may have an adverse impact on the ASHR
Fund. In addition, the ASHR Fund may not be able to invest in certain securities included in the A-Share Index, or invest in them in the exact proportions in which they are represented in the A-Share Index, due to legal restrictions or limitations imposed by the governments of certain countries, a lack of liquidity in the markets in which such securities trade, potential adverse tax consequences or other reasons. To the extent the ASHR Fund calculates its NAV based on fair value prices and the value of the A-Share Index is based on securities’ closing prices (i.e., the value of the A-Share Index is not based on fair value prices), the ASHR Fund’s ability to track the
A Share Index may be adversely affected. The performance of the ASHR Fund also may diverge from that of the A-Share Index if
DBXA and/or HGI seek to gain exposure to A-shares by investing in securities not included in the A-Share Index, derivative instruments, and other pooled investment vehicles because the relevant daily trading quota applicable to foreign investors has been exhausted or HGI is unable to maintain its qualified foreign investor status. For tax purposes, the ASHR Fund may sell certain securities, and such sale may cause the ASHR Fund to recognize a taxable gain or a loss and deviate from the performance of the A-
Share Index. In light of the factors discussed above, the ASHR Fund’s return may deviate significantly from the return of the A-Share
Index.
DBX ETF Trust is a registered investment company that consists of numerous separate investment portfolios, including the ASHR
Fund. Information provided to or filed with the SEC by DBX ETF Trust pursuant to the Securities Act of 1933, as amended, and the
Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-170122 and 811-22487 through the SEC’s website at http://www.sec.gov.